Exhibit 10.3

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'). NO SALE OR DISPOSITION OF THIS PROMISSORY NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO OBLIGATOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

$83,600	February 1, 2014
Torrance, CA 90501

For value received, Smack Sportswear, a Nevada corporation (the "Debtor"), 20316 Gramercy Place, Torrance, CA 90501 promises to pay Frank Gillen (“Holder”), the sum of EIGHTY THREE THOUSAND SIX HUNDRED DOLLARS ($83,600) by January 31, 2016, along with accrued interest.

This Promissory Note is issued pursuant to funds loaned to Smack Sportswear by Valois Properties, LLC, which has subsequently been assigned to Frank Gillen, in a private transaction. Reference is made to the Uniform Commercial Code, as adopted by the State of Nevada for a full statement of the rights and obligations of the parties, including, without limitation, the parties' rights and duties with respect to the Debtor's failure to pay amounts under this Note when due.

Payment of this Note shall be made in lawful tender of the United States. The Debtor may at any time prepay without penalty all or any portion of the principal or interest owing hereunder.

Interest Rate. The Debtor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate per annum equal to ten (10%) percent APR.

An “Event of Default” shall exist under this Note if:

Obligator shall fail to pay when due any principal of this Note and such default in payment is not cured within five (5) business days after written notice of same is sent to Obligator.

If Obligator fails or refuses to pay any part of the principal of this Note as the same becomes due, or upon the occurrence of an Event of Default hereunder, then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal of this Note to be immediately due and payable without notice, (ii) reduce any claim to judgment, (iii) foreclose any liens, and/or (iv) demand, pursue and enforce any of Payee’s rights and remedies pursuant to any applicable law or agreement. Each right and remedy available to Payee shall be cumulative of and in addition to each other such right and remedy. No delay on the part of Payee in the exercise of any right or remedy available to Payee shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

The Holder of this Note shall have full recourse against the Debtor. And, in the case of default, the Holder would be entitled to the assets of Smack Sportswear on a pro-rata basis of the amount of the loan already paid off.

If action is instituted to collect this Note, the Debtor will pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action. The Debtor hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

All rights and obligations of the Debtor and the Holder shall be binding upon and benefit the successors, assigns, heirs and administrators of such parties.

This Note shall be construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of any state of the United States.

IN WITNESS WHEREOF, this Note is duly executed and delivered as of the date first above written.

Smack Sportswear	(“Holder”)
(“Debtor”)

By: /s/ Bill Sigler	By: /s/ Frank Gillen
Bill Sigler, CEO	Frank Gillen